UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2013 (April 25, 2013)

Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Arch Coal, Inc. (the “Company”) has a policy requiring the members to resign from their position on the Board of Directors effective after the annual meeting immediately following a member’s 75th birthday.  As a result of this policy, on April 25, 2013, immediately after the stockholders meeting of Arch Coal, Inc. (the “Company”), Mr. A. Michael Perry retired from the Board of Directors of the Company.  On the same date, the Board of Directors decreased the size of the Board of Directors from twelve to eleven.    Mr. Perry was a member of the Nominating and Corporate Governance Committee and was chairman of the Audit Committee.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on April 25, 2013.   The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

Proposal 1 — Election of Directors

The following three directors were nominated to serve for their respective term expiring at the annual meeting of stockholders in which their respective class expires, or when their successors are otherwise duly elected and qualified.  The three directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Paul T. Hanrahan	115,355,634	729,276	60,117,920
Steven F. Leer	108,566,438	928,370	60,117,920
Theodore D. Sands	112,354,484	1,043,247	60,117,920

Proposal 2 —The approval of the Arch Coal, Inc. Omnibus Incentive Plan:

The stockholders were asked to vote for the approval of the Arch Coal, Inc. Omnibus Incentive Plan (formerly known as the 1997 Stock Incentive Plan).  The proposal was approved, as indicated below.

For	Against	Abstain	Broker Non-Votes
110,905,454	7,415,422	1,361,874	60,117,920

Proposal 3 — The Ratification of the Appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s Independent Public Accounting Firm

The stockholders were asked to ratify the appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s independent public accounting firm for the fiscal year ending December 31, 2013.  The appointment was approved, as indicated below.

For	Against	Abstain
174,057,011	4,506,034	1,237,625

Proposal 4 - The Approval of Named Executive Compensation in an Advisory Vote

The stockholders were asked to approve the named executive compensation of the Company in an advisory vote.  The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
97,984,150	20,349,953	1,348,647	60,117,920

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2013	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary